Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 of NCL Corporation Ltd. of our report dated February 9, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of NCL Corporation Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

September 30, 2011